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                                                                       Exhibit 5





                                 (713) 758-2148
                                January 25, 1994


Mitchell Energy & Development Corp.
2001 Timberloch Place
The Woodlands, Texas  77380

Gentlemen:

         We have acted as counsel for Mitchell Energy & Development Corp., a Texas corporation (the "Company"), in connection with the proposed issuance and sale by the Company of $250,000,000 principal amount of 6 3/4% Senior Notes Due 2004 (the "Notes") pursuant to a Registration Statement on Form S-3, as amended (File No. 33-57332) (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission on January 22, 1993, with respect to $400,000,000 in aggregate principal amount of the Company's senior debt securities or subordinated debt securities or both. The Notes will be issued pursuant to a Senior Indenture dated as of January 1, 1993, as supplemented by a First Supplemental Indenture dated January 15, 1994 (the "Senior Indenture"), between the Company and NationsBank of Texas, National Association, as trustee.

         Before rendering our opinions hereinafter set forth, we examined such certificates, instruments and documents, and we reviewed such questions of law, as we considered appropriate.

         Based upon the foregoing examination and review, we are of the opinion that, assuming the Notes shall have been duly executed and authenticated in accordance with the Senior Indenture and issued and sold as contemplated in the supplement dated January 18, 1994 to the basic prospectus dated February 19, 1993 (the "Prospectus") constituting a part of the Registration Statement, the Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Senior Indenture, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, or other laws relating to or affecting creditors' rights generally and by general equitable principles.

         This opinion is limited to the laws of the State of Texas and the federal laws of the United States of America.

         We hereby consent to the statements made with respect to us under the captions "Legal Matters" and "Provisions Applicable Solely to Subordinated Debt
- - Conversion" in the
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Prospectus and to the filing of this opinion as an exhibit to the Registration
Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission issued thereunder.

                                        Very truly yours,



                                        VINSON & ELKINS L.L.P.